                                                                     Exhibit 5.1

                               FAEGRE & BENSON LLP
                               2200 NORWEST CENTER
                             90 SOUTH SEVENTH STREET
                        MINNEAPOLIS, MINNESOTA 55402-3901
                             TELEPHONE 612-336-3000
                             FACSIMILE 612-336-3026


                                 August 19, 1998


Wilsons The Leather Experts Inc.
7401 Boone Avenue North
Brooklyn Park, Minnesota 55428

Ladies and Gentlemen:

     In connection with the proposed registration under the Securities Act of 1933, as amended, of 2,300,000 shares of Common Stock, par value $.01 per share ("Common Stock"), of Wilsons The Leather Experts Inc., a Minnesota corporation (the "Company"), we have examined such corporate records and other documents, including the Registration Statement on Form S-3 relating to such shares (the "Registration Statement"), and have reviewed such matters of law as we have deemed necessary for this opinion, and we advise you that in our opinion:

          1. The Company is a corporation duly organized and existing under the laws of the State of Minnesota.

          2. When the Board of Directors of the Company or the Stock Committee thereof determines the number and price of the shares of Common Stock to be sold by the Company, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of such shares of Common Stock by the Company, and, when issued and sold as contemplated in the Registration Statement, such shares will be legally issued, fully paid and non-assessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the prospectus constituting a part of the Registration Statement and to the reference to our firm wherever appearing therein.


                                        Very truly yours,



                                        FAEGRE & BENSON LLP